UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 9, 1999

                        AMERICAN CUSTOM COMPONENTS, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                     0-23859                  81-0478643
(State of other jurisdiction      (Commission              (IRS Employer
         of incorporation)        File Number)            Identification No.)

     3310 W. MacArthur Boulevard                                  92704
         Santa Ana, California                                  (Zip Code)
(Address of principal executive offices)

                                 (714) 662-2080
              (Registrant's Telephone Number , including Area Code)


Item 6.  Resignation of Registrants Directors

         (a) On September 9, 1999, Mr. Groom delivered a letter of resignation, resigning his position as a member of the board of directors of ACC. The letter states in general that his resignation is in protest of ACC's management's failure to:

     o Conduct an audit of possible fraudulent dealings within ACC;

     o Advise shareholders of certain events;

     o Provide him with certain documentation;

     o Provide information necessary for ACC audits;

     o Provide responsible reporting of major events.

         (b) ACC believes certain explanations are necessary in an attempt to make Mr. Groom's letter not misleading.

     o Mr. Loyd acquired voting control of ACC in or about March, 1999, and continues to hold voting control. Neither Mr. Waterer nor Mr. Martin hold any of Mr. Loyd's preferred shares.

     o Mr. Loyd is the acting CEO of ACC. Neither Mr. Waterer nor Mr. Martin is an officer of ACC and neither is engaged in the day to day management of ACC. Mr. Waterer has been elected to the board of directors and may become involved in the day-to-day management of ACC in the future.

     o ACC was faced with financial challenges prior to the arrival of Mr. Loyd. Mr. Loyd has sought counsel in behalf of ACC from accountants and lawyers as to possible solutions. Various meetings have been held dealing with this subject, some of which have been attended by Mr. Groom. ACC management has never considered transferring ACC assets, absent ACC receiving full consideration for the value of those assets. Mr. Loyd has in the past without exception vigorously resisted filing for bankruptcy as a method to resolve ACC's challenges though it has been an option discussed with ACC management by ACC consultants.

     o During the time period for which Mr. Groom seems to be concerned, he states ownership and management changes have been reported. Since Mr. Loyd acquired a controlling interest, there have been no ownership changes other than the trading of public shares. Mr. Groom's resignation disclosed herein is the first management change requiring Form 8-K disclosure.

     o Management is currently preparing an audit at ACC's last fiscal year-end which has been delayed due to fiscal difficulties. Upon completion of the audit, ACC intends to file its Form 10-KSB for such fiscal year which is presently delinquent. The audit will include financial information for Loyd International.

     o Mr. Groom is aware that a $2 million grain sale to Nigeria was never consummated because the price for the grain the U.S. Department of Agriculture quoted was such that ACC could not make money on the sale.

     o With respect to the Vinceport Libra lawsuit, Mr. Loyd has an option to purchase up to 60 percent of the shares for $10 million. It does not necessarily follow that as a result, there will be a $10 million capital infusion into ACC.

     o Current management has discovered possible mismanagement of ACC funds by certain persons in prior management and has undertaken the beginning of a fraud investigation. ACC is uncertain as to what extent the investigation may determine there has been fraudulent activity and whether any money could be recovered as a result thereof.

         (c) A copy of Mr. Groom's letter of resignation is attached hereto as Exhibit A.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                   AMERICAN CUSTOM COMPONENTS
                                                          (Registrant)

Date:  September 16, 1999                     /s/ Edward Loyd
                                              ---------------------------------
                                              Edward Loyd
                                              Acting CEO

                                    EXHIBIT A


John Groom
Member
Board of Directors
American Custom Components

September 9, 1999

Gary Henrie Esquire
Security and Exchange Commission Counsel
American Custom Components
         And
American Custom Components
3310 West MacArthur Blvd.
Santa Ana, California  92704

                             (Via U.S. Mail and Fax)


Dear Mr. Henrie:

         I resigned my position as President and CEO as of July 23 of 1999 after Mr. Loyd informed key employees of the company that, as the result of his meetings with Robin Waterer and Richard Martin in England, he would divert assets of American Custom Components in order to place ACC into Bankruptcy. He referred to CEDI (Pendar), K-5 Plastics and Loyd International as the assets to be moved away from ACC.

         Mr. Loyd also informed me that the fate of American Custom Components was totally in the hands of Mr. Waterer and Mr. Martin, and that they had each taken ownership of one third of the ACC preferred stock issued to Edward Loyd. He also stated that Mr. Waterer would take the position as CEO of ACC and that they have his "hands tied." I informed the Loyd management team that I would not and could not participate in their plan and based on the conditions defined in my contract and my previous agreement with the Board of Directors to provide two weeks notice, I resigned as President and CEO as the non-surviving management entity of the Loyd acquisition.

         I have advised the management of Loyd International and copied you, as to appropriate actions to take in regards to responsibilities for timely reporting of major events to the shareholders, including the reported change in ownership of the company and changes in management. I have requested documentation from the new management team as to financial transaction on behalf of the company with little response and have expressed by concerns as to the company's financial records for audit. This includes the two million dollar sale of grain to Nigeria, loans to the company, funds for acquisitions and the status of the ten million dollar commitment to ACC from the proceeds of the Vinceport-Libra law suit that should be funded shortly. The Loyd International management has not provided all of the documents that are needed for audits nor allowed responsible reporting of major events as it relates to the company.

         I have a commitment from the company that a fraud audit will be conducted by impartial auditors and have agreed with current management that an SEC investigation as to sales of stock by insiders and the initial 504 transaction in 1997 is required to understand how the company's current financial situation developed. It is my understanding that no such activity is in motion at this time. It is with frustration, regret and in protest of the above actions that I tender my resignation as a member of the Board of Directors of American Custom Components effective September 9, 1999. I feel that I supported all of the shareholders while acting as CEO and had hoped to support all of the shareholders in a capacity as Director but given the current actions and behavior of the Loyd International management team, I find it impossible to make any contribution.

         I need to remind you of the 8K notification obligations required by SEC rule as to my resignation from the board and Mr. Waterer's position as CEO and expect to see this letter disclosed in full in an 8K to the SEC. I also must remind you that the new additions to the Board of Directors including Mr. Waterer must be published as well as the change in stock ownership of the company in regards to Mr. Loyd's reported sale to Mr. Robin Waterer and Mr. Richard Martin. It is sad that one must make such demands in this type of letter in order to get required information out to the shareholders.

Sincerely,


John Groom